                                                                EXHIBIT 10.2.4.a

                           SECOND ADDENDUM TO LEASE
                           ------------------------

     This Second Addendum to Lease is made and entered into as of this 5TH day of OCTOBER, 1995, by and between JOHN D. DELLAGNESE Ill, hereinafter referred to as "Lessor" and TELXON CORPORATION, hereinafter referred to as "Lessee". Reference is made to that certain "Standard Office Lease (Modified Net Lease)" dated July 19, 1995, which, together with the Attachments, Exhibits and Addendum to Lease are hereinafter collectively referred to as the "Lease". In the event of a conflict between the terms of the Lease and the terms of this Addendum, the terms of this Addendum shall control.

     This Second Addendum is made necessary because of the fact that Lessee is leasing additional space in the Waterford building and because Lessee has requested that an Option to Renew clause be added to its Lease. It is accordingly agreed to by and between the parties as follows:

1. Lessee is leasing an additional 18,744 rentable square feet in the Waterford building. This additional space is made up of 6,071 rentable square feet on the first floor and 12,673 rentable square feet on the second floor (see the floorplans attached labeled as "Exhibit A" and Exhibit "A-1") to give Lessee a total of 53,462 rentable square feet in the Waterford building.

2. The term for this additional 18,744 rentable square feet shall commence on November 1, 1995 and expire in conjunction with Lessee's original leased space, namely on October 14, 2000.

3. Lessee's annual base rent for this additional space shall be $290,532.00 per year, with the monthly payment being $24,211.00. Lessee's total annual base rent shall be $828,661.00 per year, with the monthly payment being $69,055.08.

4. Lessee's Share, per Section 4(e) of the Lease, shall be changed from 37.4% to 57.5%.

5. Lessor shall pay an amount of $22,493.00 towards the leasehold improvements made to this additional 18,744 rentable square feet. Any improvements over said amount of $22,493.00 shall be paid for in a lump sum payment by Lessee to Lessor.

6. Lessee has the option to renew its Lease for one (1) term of five (5) years providing Lessee gives Lessor written notice of its intent to renew its Lease at least twelve (12) months prior to the expiration date of its existing Lease. Should Lessee elect to renew its Lease, the annual rental rate would be determined as follows:

     Base Rent of Existing Lease x (CPI for the month of 6/2000 x 87%)
                                    ---------------------------------
                                       CPI for the 1st lease month,
                                             namely, 10/1995

     As used herein, the letters "CPI" mean the United States Department of Labor, Bureau of Labor Statistics, Revised Consumer Price Index, All Urban Consumers, U.S. City Average, All Items (1982 - 1984 = 100) or, in the event such index is not published at a time when its application is called for hereto, then the most nearly equivalent index then being published by the federal government or other authoritative compiler of such statistics, and in general use in northeastern Ohio. In no event, however, shall the annual base rent payable during any lease year be less than the annual base rent payable during any previous lease year.

7.   All other terms and conditions of Lease will remain in effect.

     IN WITNESS WHEREOF, the parties have set their hands on the dates hereinafter noted.

Signed and acknowledged                 LESSOR:
in the presence of:                     -------

/s/ Laura M. Metzger                    /s/ John D. Dellagnese III
- ----------------------------------      ------------------------------------
                                        John D. Dellagnese III
/s/ Yuki Fisher-Northington             (Executed this 5th day of
- ----------------------------                           ---
                                        October, 1995)
                                        -------    --

Signed and acknowledged                 LESSEE:
in the presence of:                     ------

/s/ Marilyn Riazi                       TELXON CORPORATION
- ----------------------------------

/s/ Marion Matthews                     By: /s/ Glenn S. Hansen
- ----------------------------------          --------------------------------
                                            Title Vice President, Legal Administration
                                                  --------------------------
                                                  and Corporate Counsel

                                             (Executed this 2nd day of
                                                            ---
                                              October, 1995)
                                              -------    --